THE ALKALINE WATER COMPANY INC.

2018 Stock Option Plan

                           This 2018 Stock Option Plan (the “Plan”) provides for the grant of options to acquire shares of common stock, par value of U.S.$0.001 per share (the “Common Stock”), of The Alkaline Water Company Inc., a Nevada corporation (the “Company”). For the purposes of Eligible Employees (as defined below) who are subject to tax in the United States, stock options granted under this Plan that qualify under Section 422 of the United States Internal Revenue Code, as amended (the “Code”), are referred to in this Plan as “Incentive Stock Options”. Incentive Stock Options and stock options that do not qualify under Section 422 of the Code (“Non-Qualified Stock Options”) and stock options granted to non-United States residents under this Plan are referred to collectively as “Options”.

1.                        PURPOSE

1.1                      The purpose of this Plan is to retain the services of valued key employees and consultants of the Company and such other persons as the Plan Administrator shall select in accordance with Section 3 below, and to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the shareholders of the Company, and to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to consultants and other persons selected by the Plan Administrator.

1.2                      This Plan shall at all times be subject to all legal requirements relating to the administration of stock option plans, if any, under applicable Canadian federal and provincial, and United States federal and state securities laws, Canadian provincial securities laws, the Code, the rules of any applicable stock exchange or stock quotation system, and the rules of any foreign jurisdiction applicable to Options granted to residents therein (collectively, the “Applicable Laws”).

2.                        ADMINISTRATION

2.1                      This Plan shall be administered initially by the Board of Directors of the Company (the “Board”), except that the Board may, in its discretion, establish a committee composed of two (2) or more members of the Board to administer the Plan, which committee (the “Committee”) may be an executive, compensation or other committee, including a separate committee especially created for this purpose. The Board or, if applicable, the Committee is referred to herein as the “Plan Administrator”.

2.2                      If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Board shall consider in selecting the Plan Administrator and the membership of any Committee, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) “outside directors” as contemplated by Section 162(m) of the Code, and (b) “Non-Employee Directors” as contemplated by Rule 16b-3 under the Exchange Act.

2.3                      The Committee shall have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provision of the Plan or of any Option). The members of any such Committee shall serve at the pleasure of the Board. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully effective as if it had been taken at a meeting.

2.4                      The Board may at any time amend, suspend or terminate the Plan, subject to such shareholder approval as may be required by Applicable Laws, including the rules of an applicable stock exchange or other national market system, provided that:

(a)	no Options may be granted during any suspension of the Plan or after termination of the Plan; and

(b)

any amendment, suspension or termination of the Plan will not affect Options already granted, and such Options will remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Optionee (as defined below) and the Plan Administrator, which agreement will have to be in writing and signed by the Optionee and the Company.

2.5                      Subject to the provisions of this Plan, and with a view to effecting its purpose, the Plan Administrator shall have sole authority, in its absolute discretion, to:

(a)	construe and interpret this Plan;

(b)	define the terms used in the Plan;

(c)	prescribe, amend and rescind the rules and regulations relating to this Plan;

(d)	correct any defect, supply any omission or reconcile any inconsistency in this Plan;

(e)	grant Options under this Plan;

(f)	determine the individuals to whom Options shall be granted under this Plan and whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option, or otherwise;

(g)	determine the time or times at which Options shall be granted under this Plan;

(h)	determine the number of shares of Common Stock subject to each Option, the exercise price of each Option, the duration of each Option and the times at which each Option shall become exercisable;

(i)	determine all other terms and conditions of the Options; and

(j)	make all other determinations and interpretations necessary and advisable for the administration of the Plan.

2.6                      All decisions, determinations and interpretations made by the Plan Administrator shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries, subject to any contrary determination by the Board.

3.                        ELIGIBILITY

3.1                      Incentive Stock Options may be granted to any individual who, at the time the Option is granted, is an employee of the Company or any Related Company (as defined below) (“Eligible Employees”) subject to tax in the United States.

3.2                      Non-Qualified Stock Options may be granted to Eligible Employees and to such other persons who are not Eligible Employees as the Plan Administrator shall select, subject to any Applicable Laws.

3.3                      Options may be granted in substitution for outstanding options of another company in connection with the merger, consolidation, acquisition of property or stock or other reorganization between such other company and the Company or any subsidiary of the Company. Options also may be granted in exchange for outstanding Options.

3.4                      Unless otherwise approved by the Plan Administrator and Disinterested Shareholders (as such term is defined in Applicable Laws), no person shall be eligible to receive in any fiscal year Options to purchase more than 5% of the outstanding shares of Common Stock (subject to adjustment as set forth in Section 5.1(m) hereof). Any person to whom an Option is granted under this Plan is referred to as an “Optionee”. Any person who is the owner of an Option is referred to as a “Holder”.

3.5                      While the Common Stock is listed on the TSX Venture Exchange (the “TSXV”), the maximum number shares of Common Stock subject to an Option to a Holder who is a Consultant (as defined by the policies of the TSXV) is presently limited to an amount equal to 2% of the then issued and outstanding shares of Common Stock (on a non-diluted basis) in any 12 month period.

3.6                      While the Common Stock is listed on the TSXV, the number of Options granted to all persons in aggregate who are employed to perform Investor Relations Activities (as defined by the policies of the TSXV) is presently limited to an amount equal to 2% of the then issued and outstanding shares of Common Stock (on a non-diluted basis) in any 12 month period, provided that such Options vest in stages over a 12 month period with no more than 1/4 of the Options vesting in any 3 month period.

3.7                      While the Common Stock is listed on the TSXV, the exercise price of the shares of Common Stock covered by each Option shall be determined by the Plan Administrator and the exercise price shall not be less than the price permitted by the TSXV or other regulatory body having jurisdiction and a minimum exercise price shall not be established unless the Options are allocated to particular persons and the Company shall not grant Options unless and until the Options have been allocated to a particular person or persons.

3.8                      While the Common Stock is listed on the TSXV, an Optionee must either be an Eligible Charitable Organization or a Director, Employee or Consultant (as defined by the policies of the TSXV) of the Company or a subsidiary of the Company at the time of grant of the Options, except as otherwise provided by the polices of the TSXV and, for stock options granted to Employees, Consultants or Management Company Employees (as defined by the policies of the TSXV), the Company will ensure that the Optionee is a bona fide Employee, Consultant or Management Company Employee, as the case may be.

3.9                      While the Common Stock is listed on the TSXV, except in relation to Consultant Companies (as defined by the policies of the TSXV), the Options may be granted only to an individual or to a company that is wholly owned by individual eligible for a grant of an Option.

3.10                    As used in this Plan, the term “Related Company” shall mean any company (other than the Company) that is a “Parent Company” of the Company or “Subsidiary Company” of the Company, as those terms are defined in Sections 424(e) and 424(f), respectively, of the Code (or any successor provisions) and the regulations thereunder (as amended from time to time).

4.                        STOCK

4.1                      The Plan Administrator is authorized to grant Options to acquire up to a total of 5,171,612 shares of the Company’s authorized but unissued or reacquired Common Stock, including any other shares of the Company’s Common Stock which may be issued pursuant to any other stock options granted by the Company outside of the Plan. The number of shares of Common Stock with respect to which Options may be granted hereunder is subject to adjustment as set forth in Section 5.1(m) hereof. In the event that any outstanding Option expires or is terminated for any reason, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option granted to the same Optionee or to a different person eligible under Section 3 of this Plan; provided however, that any cancelled Options will be counted against the maximum number of shares with respect to which Options may be granted to any particular person as set forth in Section 3 hereof.

5.                        TERMS AND CONDITIONS OF OPTIONS

5.1                      Each Option granted under this Plan shall be evidenced by a written agreement approved by the Plan Administrator (the “Agreement”). Agreements may contain such provisions, not inconsistent with this Plan, as the Plan Administrator in its discretion may deem advisable. All Options also shall comply with the following requirements:

(a)	Number of Shares and Type of Option

Each Agreement shall state the number of shares of Common Stock to which it pertains and, for Optionees subject to tax in the United States, whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option, provided that:

(i)	in the absence of action to the contrary by the Plan Administrator in connection with the grant of an Option, all Options shall be Non-Qualified Stock Options;

(ii)

the aggregate fair market value (determined at the Date of Grant, as defined below) of the stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionee subject to tax in the United States during any calendar year (granted under this Plan and all other Incentive Stock Option plans of the Company, a Related Company or a predecessor company) shall not exceed U.S.$100,000, or such other limit as may be prescribed by the Code as it may be amended from time to time (the “Annual Limit”); and

(iii)	any portion of an Option which exceeds the Annual Limit shall not be void but rather shall be a Non-Qualified Stock Option.

(b)	Date of Grant

Each Agreement shall state the date the Plan Administrator has deemed to be the effective date of the Option for purposes of this Plan (the “Date of Grant”).

(c)	Option Price

Each Agreement shall state the price per share of Common Stock at which an Option is exercisable. The Plan Administrator shall act in good faith to establish the exercise price in accordance with Applicable Laws; provided that:

(i)

the per share exercise price for an Incentive Stock Option or any Option granted to a “covered employee” as such term is defined for purposes of Section 162(m) of the Code (“Covered Employee”) shall not be less than the fair market value per share of the Common Stock at the Date of Grant as determined by the Plan Administrator in good faith;

(ii)

with respect to Incentive Stock Options granted to greater-than-ten percent (>10%) shareholders of the Company (as determined with reference to Section 424(d) of the Code), the exercise price per share shall not be less than one hundred ten percent (110%) of the fair market value per share of the Common Stock at the Date of Grant as determined by the Plan Administrator in good faith;

(iii)

Options granted in substitution for outstanding options of another company in connection with the merger, consolidation, acquisition of property or stock or other reorganization involving such other company and the Company or any subsidiary of the Company may be granted with an exercise price equal to the exercise price for the substituted option of the other company, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur; and

(iv) with respect to Non-Qualified Stock Options, the exercise price per share shall be determined by the Plan Administrator at the time the Option is granted.

(d)	Duration of Options

At the time of the grant of the Option, the Plan Administrator shall designate, subject to paragraph 5.1(g) below, the expiration date of the Option, which date shall not be later than ten (10) years from the Date of Grant; provided, that the expiration date of any Incentive Stock Option granted to a greater-than-ten percent (>10%) shareholder of the Company (as determined with reference to Section 424(d) of the Code) shall not be later than five (5) years from the Date of Grant. In the absence of action to the contrary by the Plan Administrator in connection with the grant of a particular Option, and except in the case of Incentive Stock Options as described above, all Options granted under this Plan shall expire five (5) years from the Date of Grant.

(e)	Vesting Schedule

No Option shall be exercisable until it has vested. The vesting schedule for each Option shall be specified by the Plan Administrator at the time of grant of the Option prior to the provision of services with respect to which such Option is granted; provided that if no vesting schedule is specified at the time of grant by the Plan Administrator or in this Plan, the Option shall vest immediately.

The Plan Administrator may specify a vesting schedule for all or any portion of an Option based on the achievement of performance objectives established in advance of the commencement by the Optionee of services related to the achievement of the performance objectives. Performance objectives shall be expressed in terms of one or more of the following: return on equity, return on assets, share price, market share, sales, earnings per share, costs, net earnings, net worth, inventories, cash and cash equivalents, gross margin or the Company’s performance relative to its internal business plan, or such other terms as determined and directed by the Board. Performance objectives may be in respect of the performance of the Company as a whole (whether on a consolidated or unconsolidated basis), a Related Company, or a subdivision, operating unit, product or product line of either of the foregoing. Performance objectives may be absolute or relative and may be expressed in terms of a progression or a range. An Option that is exercisable (in full or in part) upon the achievement of one or more performance objectives may be exercised only following written notice to the Optionee and the Company by the Plan Administrator that the performance objective has been achieved.

(f)	Acceleration of Vesting

The vesting of one or more outstanding Options may be accelerated by the Plan Administrator at such times and in such amounts as it shall determine in its sole discretion. The vesting of Options also shall be accelerated under the circumstances described in Section 5.1(m) below.

(g)	Term of Option

(i)

Options that have vested as specified by the Plan Administrator or in accordance with this Plan, shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events, except as provided for in the Agreement:

	A.	the expiration of the Option, as designated by the Plan Administrator in accordance with Section 5.1(d) above;

	B.	the date of an Optionee’s termination of employment or contractual relationship with the Company or any Related Company for cause (as determined in the sole discretion of the Plan Administrator);

C.

the expiration of three (3) months from the date of an Optionee’s termination of employment or contractual relationship with the Company or any Related Company for any reason whatsoever other than cause, death or Disability (as defined below); or

	D.	the expiration of one year from termination of an Optionee’s employment or contractual relationship by reason of death or Disability (as defined below);

provided, however, while the Common Stock is listed on the TSXV, Options granted to Holders engaged in Investor Relations Activities (as defined by the policies of the TSXV) on behalf of the Company expire 30 days after such Optionees cease to perform such Investor Relations Activities for the Company.

(ii)

Upon the death of an Optionee, any vested Options held by the Optionee shall be exercisable only by the person or persons to whom such Optionee’s rights under such Option shall pass by the Optionee’s will or by the laws of descent and distribution of the Optionee’s domicile at the time of death and only until such Options terminate as provided above.

(iii)

For purposes of the Plan, unless otherwise defined in the Agreement, “Disability” shall mean medically determinable physical or mental impairment which has lasted or can be expected to last for a continuous period of not less than six (6) months or that can be expected to result in death. The Plan Administrator shall determine whether an Optionee has incurred a Disability on the basis of medical evidence acceptable to the Plan Administrator. Upon making a determination of Disability, the Plan Administrator shall, for purposes of the Plan, determine the date of an Optionee’s termination of employment or contractual relationship.

(iv)

Unless accelerated in accordance with Section 5.1(f) above or as provided for in the Agreement, unvested Options shall terminate immediately upon the Optionee resigning from or the Company terminating the Optionee’s employment or contractual relationship with the Company or any Related Company for any reason whatsoever, including death or Disability.

(v)

For purposes of this Plan, transfer of employment between or among the Company and/or any Related Company shall not be deemed to constitute a termination of employment with the Company or any Related Company. For purposes of this subsection, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first ninety (90) days of such leave, unless the Optionee’s re-employment rights are guaranteed by statute or by contract.

(h)	Exercise of Options

(i)

Options shall be exercisable, in full or in part, at any time after vesting, until termination. If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. No portion of any Option for less than fifty (50) shares (as adjusted pursuant to Section 5.1(m) below) may be exercised; provided, that if the vested portion of any Option is less than fifty (50) shares, it may be exercised with respect to all shares for which it is vested. Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable.

(ii)

Options or portions thereof may be exercised by giving written notice to the Company, which notice shall specify the number of shares to be purchased, and be accompanied by payment in the amount of the aggregate exercise price for the Common Stock so purchased, which payment shall be in the form specified in Section 5.1(i) below. The Company shall not be obligated to issue, transfer or deliver a certificate of Common Stock to the Holder of any Option, until provision has been made by the Holder, to the satisfaction of the Company, for the payment of the aggregate exercise price for all shares for which the Option shall have been exercised and for satisfaction of any tax withholding obligations associated with such exercise.

(iii)

During the lifetime of an Optionee, Options are exercisable only by the Optionee or in the case of a Non-Qualified Stock Option, transferee who takes title to such Option in the manner permitted by subsection 5.1(k) hereof.

(i)	Payment upon Exercise of Option

Upon the exercise of any Option, the aggregate exercise price shall be paid to the Company in cash or by certified or cashier’s check. In addition, if pre-approved in writing by the Plan Administrator who may arbitrarily withhold consent, the Holder may pay for all or any portion of the aggregate exercise price by complying with one or more of the following alternatives:

(i)

by delivering to the Company shares of Common Stock previously held by such Holder, or by the Company withholding shares of Common Stock otherwise deliverable pursuant to exercise of the Option, which shares of Common Stock received or withheld shall have a fair market value at the date of exercise (as determined by the Plan Administrator) equal to the aggregate exercise price to be paid by the Optionee upon such exercise; or

	(ii)	by complying with any other payment mechanism approved by the Plan Administrator at the time of exercise.

While the Common Stock is listed on the TSXV, the exercise price of an Option must be paid in cash.

(j)	No Rights as a Shareholder

A Holder shall have no rights as a shareholder with respect to any shares covered by an Option until such Holder becomes a record holder of such shares, irrespective of whether such Holder has given notice of exercise. Subject to the provisions of Section 5.1(m) hereof, no rights shall accrue to a Holder and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Stock for which the record date is prior to the date the Holder becomes a record holder of the shares of Common Stock covered by the Option, irrespective of whether such Holder has given notice of exercise.

(k)	Transfer of Option

(i)

Options granted under this Plan and the rights and privileges conferred by this Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process; provided however that, subject to the Applicable Laws, the Optionee’s heirs or administrators may exercise any portion of the outstanding vested Options within one year of the Optionee’s death.

(ii)

Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by this Plan, such Option shall thereupon terminate and become null and void.

(l)	Securities Regulation and Tax Withholding

(i)

Options shall not be granted and shares shall not be issued with respect to Options unless the grant of such Options, the exercise of such Options and the issuance and delivery of such shares shall comply with all Applicable Laws. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful grant, issuance and sale of any Options or shares under this Plan, or the unavailability of an exemption from registration for the grant, issuance and sale of any Options or shares under this Plan, determined by the Plan Administrator in its sole discretion, shall relieve the Company of any liability with respect to the non-grant, issuance or sale of such Options or shares.

(ii)

As a condition to the exercise of an Option, the Plan Administrator may require the Holder to represent and warrant in writing at the time of such exercise that the shares are being purchased only for investment and without any then-present intention to sell or distribute such shares. At the option of the Plan Administrator, a stop-transfer order against such shares may be placed on the stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such shares in order to assure an exemption from registration. The Plan Administrator also may require such other documentation or legend as may from time to time be necessary to comply with federal, provincial or state securities laws. THE COMPANY HAS NO OBLIGATION TO UNDERTAKE REGISTRATION OF OPTIONS OR THE SHARES OF STOCK ISSUABLE UPON THE EXERCISE OF OPTIONS.

(iii)

The Holder shall pay to the Company by wire transfer, certified or cashier’s check, promptly upon exercise of an Option or, if later, the date that the amount of such obligations becomes determinable, all applicable federal, state, provincial, local and foreign withholding taxes that the Plan Administrator, in its discretion, determines to result upon exercise of an Option or from a transfer or other disposition of shares of Common Stock acquired upon exercise of an Option or otherwise related to an Option or shares of Common Stock acquired in connection with an Option. Upon approval of the Plan Administrator, a Holder may satisfy such obligation by complying with one or more of the following alternatives selected by the Plan Administrator:

A.

by delivering to the Company shares of Common Stock previously held by such Holder or by the Company withholding shares of Common Stock otherwise deliverable pursuant to the exercise of the Option, which shares of Common Stock received or withheld shall have a fair market value at the date of exercise (as determined by the Plan Administrator) equal to any withholding tax obligations arising as a result of such exercise, transfer or other disposition; or

B.	by complying with any other payment mechanism approved by the Plan Administrator from time to time.

(iv)

The grant of Options and entering into any Agreement with respect to Options or the issuance, transfer or delivery of certificates of Common Stock pursuant to the exercise of Options may be delayed, at the discretion of the Plan Administrator, until the Plan Administrator is satisfied that the applicable requirements of the federal, provincial and state securities laws and the withholding provisions under Applicable Laws have been met and that the Holder has paid or otherwise satisfied any withholding tax obligation as described in paragraph 5.1(l)(iii) above.

(m)	Stock Dividend or Reorganization

(i)

If: (1) the Company shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any “corporate transaction” described in the regulations thereunder; (2) the Company shall declare a dividend payable in, or shall subdivide, reclassify, reorganize, or combine, its Common Stock; or (3) any other event with substantially the same effect shall occur, the Plan Administrator shall, subject to applicable law, with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock subject to such Option and/or the exercise price per share so as to preserve the rights of the Holder substantially proportionate to the rights of the Holder prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Section 4 of this Plan and the exercise price for such Options shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Plan Administrator, the Company, the Company’s shareholders, or any Holder, so as to preserve the proportional rights of the Holder.

(ii)

For greater certainty, the exercise price for any Options and the number of shares of Common Stock deliverable upon the exercise of the Options will be subject to adjustment in the case of any capital reorganization or of any reclassification of the capital of the Company, or in the case of the consolidation, merger or amalgamation of the Company with or into any other company (hereinafter collectively referred to as a “Reorganization”), each Option will, after such Reorganization, confer the right to purchase the number of shares of Common Stock or other securities of the Company (or of the company resulting from such Reorganization) which the Holder would have been entitled to upon the Reorganization if the Holder had been a shareholder of the Company at the time of such Reorganization.

(iii)

In the event that the presently authorized capital stock of the Company is changed into the same number of shares with a different par value, or without par value, the stock resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan, and each Option shall apply to the same number of shares of such new stock as it applied to old shares immediately prior to such change.

(iv)

If the Company shall at any time declare an extraordinary dividend with respect to the Common Stock, whether payable in cash or other property, the Plan Administrator may, subject to applicable law, in the exercise of its sole discretion and with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock subject to such Option and/or adjust the exercise price per share so as to preserve the rights of the Holder substantially proportionate to the rights of the Holder prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Section 4 of this Plan shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Plan Administrator, the Company, the Company’s shareholders, or any Holder.

(v)

The foregoing adjustments in the shares subject to Options shall be made by the Plan Administrator, or by any successor administrator of this Plan, or by the applicable terms of any assumption or substitution document.

(vi)

The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

6.                        EFFECTIVE DATE; SHAREHOLDER APPROVAL

6.1                      Incentive Stock Options may be granted by the Plan Administrator from time to time on or after the date on which this Plan is adopted (the “Effective Date”) through the day immediately preceding the tenth anniversary of the Effective Date.

6.2                      Non-Qualified Stock Options may be granted by the Plan Administrator on or after the Effective Date and until this Plan is terminated by the Board in its sole discretion.

6.3                      Termination of this Plan shall not terminate any Option granted prior to such termination.

6.4                      Any Options granted by the Plan Administrator prior to the approval of this Plan by the shareholders of the Company shall be granted subject to ratification of this Plan by the shareholders of the Company within twelve (12) months before or after the Effective Date. If such shareholder ratification is sought and not obtained, all Options granted prior thereto and thereafter shall be considered Non-Qualified Stock Options and any Options granted to Covered Employees will not be eligible for the exclusion set forth in Section 162(m) of the Code with respect to the deductibility by the Company of certain compensation. In addition, any such Options will remain unvested unless and until shareholder approval is obtained.

7.                        NO OBLIGATIONS TO EXERCISE OPTION

7.1                      The grant of an Option shall impose no obligation upon the Optionee to exercise such Option.

8.                        SHAREHOLDER APPROVAL

9.1                      In this section the following terms have the following meanings:

(a)	“Disinterested Shareholder Approval” shall have the meaning as described in the TSXV Policies;

(b)	“Insider” means an insider as defined in the TSXV Policies; or as defined in securities legislation applicable to the Company; and

(c)	“TSXV Policies” means the rules and policies of the TSXV, as amended from time to time.

9.2                      If the shares of Common Stock are listed on the TSXV, unless Disinterested Shareholder Approval is obtained, under no circumstances will the Plan, together with all of the Company’s other previously established and outstanding stock option plans or grants, result in:

(a)	the aggregate number of shares of Common Stock reserved for issuance under Options granted to Insiders (as a group) at any point in time exceeding 10% of the issued shares~~.~~ of Common Stock;

(b)

the grant to Insiders (as a group), within a 12 month period, of an aggregate number of Options exceeding 10% of the issued shares of Common Stock, calculated at the date an Option is granted to any Insider; or

(c)

the aggregate number of Options granted to any one Optionee (and companies wholly owned by that Optionee) within a 12 month period exceeding 5% of the issued shares of Common Stock, calculated on the date an Option is granted to the Optionee.

9.3                      If the shares of Common Stock are listed on the TSXV, the Company must obtain Disinterested Shareholder Approval for any amendment to Options held by Insiders that would have the effect of decreasing the exercise price of the Options.

9.                        NO RIGHT TO OPTIONS OR TO EMPLOYMENT

9.1                      Whether or not any Options are to be granted under this Plan shall be exclusively within the discretion of the Plan Administrator, and nothing contained in this Plan shall be construed as giving any person any right to participate under this Plan.

9.2                      The grant of an Option shall in no way constitute any form of agreement or understanding binding on the Company or any Related Company, express or implied, that the Company or any Related Company will employ or contract with an Optionee for any length of time, nor shall it interfere in any way with the Company’s or, where applicable, a Related Company’s right to terminate Optionee’s employment at any time, which right is hereby reserved.

10.                    APPLICATION OF FUNDS

10.1                  The proceeds received by the Company from the sale of Common Stock issued upon the exercise of Options shall be used for general corporate purposes, unless otherwise directed by the Board.

11.                    INDEMNIFICATION OF PLAN ADMINISTRATOR

11.1                  In addition to all other rights of indemnification they may have as members of the Board, members of the Plan Administrator shall be indemnified by the Company for all reasonable expenses and liabilities of any type or nature, including attorneys’ fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, this Plan or any Option granted under this Plan, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Company), except to the extent that such expenses relate to matters for which it is adjudged that such Plan Administrator member is liable for willful misconduct; provided, that within fifteen (15) days after the institution of any such action, suit or proceeding, the Plan Administrator member involved therein shall, in writing, notify the Company of such action, suit or proceeding, so that the Company may have the opportunity to make appropriate arrangements to prosecute or defend the same.

12.                    AMENDMENT OF PLAN

12.1                  The Plan Administrator may, subject to Applicable Laws, at any time, modify, amend or terminate this Plan or modify or amend Options granted under this Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; provided however that:

(a)	no amendment with respect to an outstanding Option which has the effect of reducing the benefits afforded to the Holder thereof shall be made over the objection of such Holder;

(b)	the events triggering acceleration of vesting of outstanding Options may be modified, expanded or eliminated without the consent of Holders;

(c)

the Plan Administrator may condition the effectiveness of any such amendment on the receipt of shareholder approval at such time and in such manner as the Plan Administrator may consider necessary for the Company to comply with or to avail the Company and/or the Optionees of the benefits of any securities, tax, market listing or other administrative or regulatory requirement; and

(d)	the Plan Administrator may not increase the number of shares available for issuance on the exercise of Incentive Stock Options without shareholder approval.

12.2                  Without limiting the generality of Section 11.1 hereof, the Plan Administrator may modify grants to persons who are eligible to receive Options under this Plan who are foreign nationals or employed outside Canada and the United States to recognize differences in local law, tax policy or custom.

Effective Date: April 25, 2018.